Exhibit 10.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors of
Federal Life Insurance Company (Mutual):
We consent to the use in the Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 (No. 333-147464) of our report dated February 25, 2009 with respect to the statement of assets and liabilities of Federal Life Variable Annuity Account–A (comprising, respectively, Vanguard Wellesly Income Fund, Vanguard Long-Term Corporate Fund, Vanguard Windsor Fund, Vanguard Wellington Fund, Vanguard Morgan Growth Fund and Vanguard Prime Money Market Fund) as of December 31, 2008, and the related statement of operations and changes in net assets for each of the two years in the period then ended, appearing in the Statement of Additional Information, which is part of the Registration Statement, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information. Our audit report states that, in our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective funds constituting the Federal Life Variable Annuity Account–A as of December 31, 2008, and the results of its operations and changes in its net assets and financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ Blackman Kallick, LLP
Chicago, Illinois
April 30, 2009